As filed with the Securities and Exchange Commission on April 1, 1999

                                                     Registration No.  333-70391

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-3128178
                      ------------------------------------
                      (IRS employer identification number)

     45 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421-3102 (781) 676-7300
     ----------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Sarah Burgess Reed
                                 General Counsel
                       Palomar Medical Technologies, Inc.
                               45 Hartwell Avenue
                       Lexington, Massachusetts 02421-3102
                                 (781) 676-7300
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public:

from time to time after the effective date of this registration statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement forthe same offering. [ ] ___________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
-------------------------------- ----------------- -------------------- ----------------- ---------------------
        Title of Shares            Amount to be         Proposed            Proposed
       to be Registered             Registered           Maximum            Maximum            Amount of
                                                     Offering Price        Aggregate          Registration
                                                        Per Share        Offering Price           Fee
-------------------------------- ----------------- -------------------- ----------------- ---------------------
Common  Stock,  par value  $.01     3,000,000          $.84375(2)        $2,531,250(2)          $767(2)
per share.

-------------------------------- ----------------- -------------------- ----------------- ---------------------
Common  Stock,  par value  $.01     3,000,000           $3.00(2)         $9,000,000(2)         $2,727(2)
per share.

-------------------------------- ----------------- -------------------- ----------------- ---------------------


(1) Consists of (i) 3,000,000 shares of common stock and (ii) 3,000,000 shares of common stock issuable upon exercise of warrants, all of which were issued in connection with a Securities Purchase Agreement dated July 24, 1998.

(2) Estimated solely for purposes of calculation of the fee. The fee for the warrants is estimated pursuant to Rule 457(g) under the Act on the basis of the exercise price. The fee for the common stock is estimated pursuant to Rule 457(c) under the Act on the basis of the average of the high and low sale prices reported on the Nasdaq SmallCap Market on January 8, 1999. The Registrant has previously paid the aggregate filing fee of $3,594.

         Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such common stock as may become issuable or to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in the terms of the warrants referred to above.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 Subject to completion, dated April 1, 1999

                                6,000,000 SHARES

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                                  COMMON STOCK



         Rockside Foundation may offer and sell up to 3.6 million shares of common stock and Mark T. Smith may offer and sell up to 2.4 million shares with this prospectus. We will not receive any proceeds from such sales, but we will receive the exercise price of the warrants if the warrants are exercised. We issued the common stock and warrants to the Rockside Foundation and to Mr. Smith in a private transaction on July 24, 1998.



         Our common stock is listed on the National Association of Securities Dealers Automated Quotation System and traded on the Nasdaq SmallCap Market under the symbol "PMTI." The last reported bid price of our common stock on the Nasdaq SmallCap Market on March 31, 1999 was $.531 per share.



AN INVESTMENT IN THESE SHARES INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 1, 1999.



         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

               The date of this prospectus is ____________, 1999.

                                TABLE OF CONTENTS

                                                                                                        PAGE


         Prospectus Summary..............................................................................5

         Risk Factors ...................................................................................7

         Forward Looking Information....................................................................10

         Selling Stockholders ..........................................................................11

         Use of Proceeds................................................................................12

         Plan of Distribution ..........................................................................12

         Experts........................................................................................13

         Legal Matters..................................................................................13

         Pro Forma Financial Information That Represents Palomar Following the..........................13
              Sale of Star

         Where You Can Find More Information ...........................................................19

                               PROSPECTUS SUMMARY

         This is only a summary. Please read the entire prospectus, including "Risk Factors" and the information incorporated by reference, before deciding to invest in shares offered by this prospectus.




                                     PALOMAR

OUR BUSINESS.....................   At this point in time,  our exclusive  focus
                                    is  laser  hair  removal  and  research  and
                                    development   relating  to  that  and  other
                                    cosmetic laser products. In addition to manufacturing lasers for hair removal, as a small part of our operations we place our lasers in places such as doctor's offices, spas and salons, and receive in exchange a share of the revenue generated from the laser hair removal procedures.



OUR PRODUCTS.....................   We have three  lasers that have been cleared
                                    by the FDA for hair  removal in  addition to
                                    other  applications such as treatment of leg
                                    veins and non-cancerous skin discolorations.
                                    The  first,  our   EpiLaser(R)hair   removal
                                    system,  is  based  in part  on  ruby  laser
                                    technology   originally   developed  in  our
                                    corporate  headquarters in Massachusetts for
                                    tattoo and  pigmented  lesion  removal.  The
                                    EpiLaser(R)and its successor,  the E2000(TM)
                                    are the  only  hair  removal  lasers  on the
                                    market that has been  cleared by the FDA for
                                    "permanent  hair  reduction"  labeling.  The
                                    EpiLaser(R)is     manufactured     at    our
                                    headquarters in Massachusetts.


                                    Our second FDA cleared hair  removal  laser,
                                    the LightSheer(TM) diode hair removal laser,
                                    is based on diode  technology  developed  at
                                    our   Star   Medical   Technologies,    Inc.
                                    subsidiary in California. The LightSheer(TM) is manufactured at Star, in California. The LightSheer(TM) is the only diode-based hair removal product on the market that has FDA clearance.

PENDING SALE OF STAR.............   The laser diode stacking  technology used in
                                    the    LightSheer(TM)    laser    has   wide
                                    applications across a variety of commercial,
                                    industrial and medical lasers,  applications
                                    which   Palomar,   as  a  narrowly   focused
                                    cosmetic  laser  company,  does not utilize.
                                    This technology, however, has enormous value
                                    to our exclusive distributor, Coherent, Inc.
                                    Coherent is also located in California,  and
                                    manufactures  a wide  variety  of  lasers  -
                                    medical,  commercial  and  industrial.  As a
                                    result,   Coherent   has  entered   into  an
                                    agreement  with  us  to  buy  Star  for  $65
                                    million in cash. The sale must still be approved by our stockholders and by the Federal Trade Commission, and thus we expect that it may take an additional one to two months to consummate the transaction. As part of the deal, Coherent has agreed to pay us an ongoing 7.5% royalty on future sales of its hair removal lasers. Thus, although the LightSheer(TM)diode laser will no longer be in the Palomar family of products after the sale of Star, Palomar will continue to receive an ongoing royalty on sales of that product.

OUR FUTURE STRATEGY..............   Assuming  the  sale of Star to  Coherent  is
                                    completed,  we will continue to  manufacture
                                    and   develop   cosmetic   lasers   at   our
                                    Massachusetts facility. We have recently introduced our second generation ruby laser, the E2000(TM), a product which we anticipate will be superior to hair removal lasers currently on the market in a number of respects, including speed and results. We will consider a number of alternatives with respect to our future products, including:

                                    -        manufacturing  them  ourselves  and
                                             selling  them  directly and through
                                             distributors

                                    -        selling  the  product  line  and/or
                                             technology  to  others,  as in  the
                                             case of Star.

                                    We will  continue to choose the  alternative
                                    in each case which we believe best maximizes
                                    long-term   shareholder  value.  To  enhance
                                    shareholder value and increase revenues, we will also consider:

                                    -        licensing our intellectual property
                                             (in    particular,    the   patents
                                             licensed   exclusively   to  us  by
                                             Massachusetts    General   Hospital
                                             under   which   we   practice   our
                                             proprietary  method of skin cooling
                                             and hair removal)

                                    -        selling    intellectual    property
                                             rights  that  we do not  intend  to
                                             exploit

                                    -        mergers,   acquisitions   or  other
                                             transactions.


                                  THE OFFERING

COMMON STOCK OFFERED.............   All of the 6,000,000  shares offered by this
                                    prospectus are being sold by the selling shareholders.



OFFERING PRICE...................   The selling stockholders may sell the shares
                                    in amounts and on terms to be determined at the time of sale.



USE OF PROCEEDS..................   We will not  receive  any  proceeds  of this
                                    offering, other than the $9,000,000 exercise price of the warrants.


NASDAQ TRADING SYMBOL...........    PMTI

                                  RISK FACTORS


         An investment in shares of our common stock is risky. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including information incorporated by reference, before purchasing shares offered by this prospectus.


IF WE DO NOT CLOSE THE SALE OF OUR STAR SUBSIDIARY, WE MAY NOT HAVE ENOUGH MONEY TO FINANCE FUTURE OPERATIONS.


         We have recently signed an agreement with Coherent in which Coherent has agreed to buy our Star subsidiary for 65 million dollars in cash. The sale must be approved by stockholders holding a majority of the shares of our outstanding common stock. The sale is also subject to standard closing conditions. We may not receive a sufficient number of stockholder votes to approve the transaction, or the transaction may fail to close for other reasons. Our future operating plan is now to a great extent dependant on completing the sale, in that it will provide us with the money necessary to finance our future operations, including research and product development.



WE MAY BE DELISTED FROM NASDAQ. DELISTING MAY REDUCE YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK AND OUR ABILITY TO RAISE MONEY.

         We have been notified by the Nasdaq Stock Market that for continued listing on the Nasdaq SmallCap Market we must meet Nasdaq's minimum bid price of $1.00 per share. Because our stock price fell below $1.00 for a 30 day trading period between August 28 and October 9, 1998, it is now subject to delisting. Nasdaq held a hearing on our delisting on March 18, 1999. Nasdaq's decision is pending. To regain compliance with the minimum bid price requirement, we have asked our stockholders to approve a one-for-seven reverse split of our common stock. At the March 18, 1999 hearing, the Company volunteered to delist from the Nasdaq SmallCap Market on May 18, 1999 if it is not in compliance with the minimum bid price requirement by that date. We expect that we will be in compliance by that date as a result of the reverse split and the Star sale. Nevertheless, the reverse split may not enable us to regain compliance with the minimum bid price requirement in time to prevent delisting. The delisting of our common stock would likely reduce stockholders' ability to buy and sell our common stock and our ability to raise capital. If our common stock is delisted from the Nasdaq SmallCap Market, it will likely be quoted on the "pink sheets" maintained by the National Quotation Bureau, Inc. or Nasdaq's OTC Bulletin Board. These listings can make trading more difficult for stockholders. In addition, a reverse split itself could hurt the market price of our common stock.



WE MAY NEED TO SECURE ADDITIONAL FINANCING, AND OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         We have a history of losses. As a result, the report of our independent public accountants in connection with our Consolidated Balance Sheets as of December 31, 1998 and 1997, and the related Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the three years ended December 31, 1998 includes an explanatory paragraph stating that our recurring losses, working capital deficiency and stockholders' deficit raises substantial doubts about our ability to continue as a going concern. If we do not sell our Star subsidiary, we may have to secure additional financing to complete our research and development activities, commercialize our current and proposed cosmetic laser products, and fund ongoing operations. We may also determine, depending upon the opportunities available, to seek additional debt or equity financing to fund the costs of acquisitions or expansion. If we finance an acquisition with our stock, our issuance of such stock could result in dilution to the interests of our stockholders. Additionally, if we incur indebtedness to

          -    fund increased levels of accounts receivable

          -    finance the acquisition of capital equipment or

          - issues debt securities in connection with any acquisition, we will be subject to risks associated with incurring substantial additional indebtedness. One of those risks is that interest rates may fluctuate and our cash flow may be insufficient to pay principal and interest on any such indebtedness.



WE WILL CONTINUE TO BE DEPENDENT ON COHERENT IF WE DO NOT SELL STAR.

         Under our sales agency agreement with Coherent, which will remain in effect until November, 2001 if we do not sell Star to Coherent, Coherent receives a marketing and sales commission, based on the end-user price, for each of our lasers that it sells. If Coherent remains as our exclusive distributor because we do not close the Star sale, Coherent may not be successful in distributing our lasers or may not give sufficient priority to marketing our products. In addition, Coherent may develop, market and manufacture its own lasers that incorporate our proprietary technology and compete with our lasers, in which case it must pay us a royalty on such sales. Under our agreement, if we are unable or unwilling to manufacture the cosmetic laser products to be distributed by Coherent, then we must license to Coherent the technology necessary to make such products.



OUR FUTURE REVENUE DEPENDS ON OUR DEVELOPING NEW PRODUCTS.

         We face rapidly changing technology and continuing improvements in cosmetic laser technology. In order to be successful, we must continue to make significant investments in research and development in order to

          - develop in a timely and cost-effective manner new products that meet changing market demands

          -    enhance existing products and

          -    achieve market acceptance for such products.


We have in the past experienced delays in developing new products and enhancing existing products. If we sell our Star subsidiary, our future revenue will be entirely dependent on sales of newly introduced products. Although we have recently introduced a new hair removal laser, it may not achieve market acceptance or generate sufficient margins. In addition, the market for this type of hair removal laser may already be saturated. At present, broad market acceptance of laser hair removal is critical to our success. We need to diversify our product line by developing cosmetic laser products other than hair removal lasers.


WE FACE INTENSE COMPETITION FROM COMPANIES WITH SUPERIOR FINANCIAL, MARKETING AND OTHER RESOURCES.

         The laser hair removal industry is highly competitive, and companies frequently introduce new products. We compete in the development, manufacture, marketing and servicing of hair removal lasers with numerous other companies, many of which have substantially greater financial, marketing and other resources than we do. As a result, some of our competitors are able to sell hair removal lasers at prices significantly below the prices at which we sell our hair removal lasers. In addition, if and when we sell Star, our current distributor, Coherent, one of the largest and best financed laser companies, will become our competitor, and we will have to find new ways to distribute our products. Our laser products also face competition from alternative medical products and procedures, such as electrolysis and waxing, among others. We may not be able to differentiate our products from the products of our competitors, and customers may not consider our products to be superior to competing products or medical procedures, especially if competitive products and procedures are offered at lower prices. Our competitors may develop products or new technologies that make our products obsolete or less competitive.



OUR QUARTERLY OPERATING RESULTS MAY DECREASE IF WE SELL STAR, AND THAT MAY HURT THE PRICE OF OUR COMMON STOCK.

         Almost all of our revenues in our most recent two quarters were attributable to sales of the LightSheer(TM) diode laser manufactured by Star. If we sell Star, our revenues will decline significantly. If our operating results fall below the expectations of investors or public market analysts, the price of our common stock could fall dramatically.



OUR LASERS ARE SUBJECT TO NUMEROUS FDA REGULATIONS. COMPLIANCE IS EXPENSIVE AND TIME-CONSUMING. OUR PRODUCTS MAY NOT BE ABLE TO OBTAIN THE NECESSARY FDA CLEARANCES BEFORE WE CAN SELL THEM.

         All of our products are laser medical devices. Laser medical devices are subject to FDA regulations regulating clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices. Before a new device can be introduced into the market, we must obtain clearance from the FDA. Compliance with the FDA clearance process is expensive and time-consuming, and we may not be able to obtain such clearances timely or at all.



WE ARE DEPENDENT ON THIRD PARTY RESEARCHERS.

         We are substantially dependent upon third party researchers, over whom we do not have absolute control, to satisfactorily conduct and complete research on our behalf and to grant us favorable licensing terms for products which they may develop. At present, our principal research partner is the Wellman Labs at Massachusetts General Hospital. We provide research funding, laser technology and optics know-how in return for licensing agreements with respect to specific medical applications and patents. Our success will be highly dependent upon the results of the research. We cannot be sure that such research agreements will provide us with marketable products in the future or that any of the products developed under these agreements will be profitable for us.



OUR COMMON STOCK COULD BE FURTHER DILUTED AS THE RESULT OF OUR ISSUING CONVERTIBLE SECURITIES, WARRANTS AND OPTIONS.

         In the past, we have issued convertible securities, such as debentures and preferred stock, and warrants in order to raise money. We have also issued options and warrants as compensation for services and incentive compensation for our employees and directors. We have a substantial number of shares of common stock reserved for issuance upon the conversion and exercise of these securities. Our issuing additional convertible securities, options and warrants could affect the rights of our stockholders, and could reduce the market price of our common stock.



OUR PROPRIETARY TECHNOLOGY HAS ONLY LIMITED PROTECTIONS.

         Our business could be materially and adversely affected if we are not able to protect adequately our proprietary intellectual property rights. We rely on a combination of patent, trademark and trade secret laws, license and confidentiality agreements to protect our proprietary rights. We generally enter into non-disclosure agreements with our employees and customers and restrict access to, and distribution of, our proprietary information. Nevertheless, we may be unable to deter misappropriation of our proprietary information, to detect unauthorized use and to take appropriate steps to enforce our intellectual property rights. Our competitors also may independently develop technologies that are substantially equivalent or superior to our technology. Although we believe that our services and products do not infringe on the intellectual property rights of others, we cannot prevent someone else from asserting a claim against us in the future for violating their intellectual property rights. In addition, costly and time consuming lawsuits may be necessary to enforce patents issued or licensed exclusively to us, to protect our trade secrets and/or know-how or to determine the enforceability, scope and validity of others' intellectual property rights.



OUR  CHARTER  DOCUMENTS  AND  DELAWARE  LAW MAY  DISCOURAGE  POTENTIAL  TAKEOVER
ATTEMPTS.

         Certain provisions of our Second Restated Certificate of Incorporation, our By-laws and Delaware law could be used by our incumbent management to make it more difficult for a third party to acquire control of us, even if the change in control might be beneficial to our stockholders. This could discourage potential takeover attempts and could adversely affect the market price of our common stock. In particular, we may issue preferred stock in the future without stockholder approval, upon terms determined by our board of directors. The rights of our common stockholders may be adversely affected by the rights of holders of any preferred stock issued in the future. Our issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock.



                           FORWARD LOOKING INFORMATION

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue" and similar words. You should read statements that contain these words carefully because they

          -    discuss our future expectations

          - contain projections of our future operating results or financial conditions or

          -    state other "forward-looking" information.

We believe it is important to communicate certain of our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this section, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

         All of the shares of common stock are being sold by the selling stockholders identified in the following table. The table lists, in each case as of February 16, 1999:

          1.   the name of each selling stockholder;

          2.   the number of shares each selling stockholder beneficially owns;

          3. how many shares of common stock the selling stockholder may resell under this prospectus; and

          4. assuming each selling stockholder sells all the share listed next to its name, the number of shares each selling stockholder will beneficially own after completion of the offering.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days by exercising options or warrants are counted as outstanding for the purpose of computing the ownership of such individual or group. Percentage of beneficial ownership is based on 71,791,475 shares of common stock outstanding as of February 16, 1999. Except as indicated by the notes to the following table, we believe that the selling stockholders listed below have sole voting power and investment power over the shares they beneficially hold, subject to community property laws where applicable. To the best of our knowledge, except as stated in this prospectus, the selling stockholders have not held any office or maintained any material relationship with us or any of our predecessors or affiliates over the past three years. The selling stockholders may reduce the number of shares offered for sale or decline to sell any or all of the shares registered in the prospectus



         No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or the perception that such sales could occur, could adversely affect prevailing market prices for the common stock.




                                                    Number                    Number             Shares to be
                                            of Shares Beneficially             of             Beneficially Owned
                                                 Owned Prior                  Shares          After Offering If
Selling                                           to Offering                Offered           All Shares Sold
STOCKHOLDERS                             NUMBER            PERCENT                          NUMBER        PERCENT
-----------------------------------------------------------------------------------------------------------------
Rockside Foundation(1)                 12,161,650           16.9%           3,600,000        8,561,650      11.9%
c/o Woodlawn Foundation, Inc.
524 North Avenue
New Rochelle, NY  10801

Mark T. Smith(1)                       12,161,650           16.9%           2,400,000        9,761,650      13.6%
5090 Warwick Tr.
Pittsburgh, PA  15213
-----------------------------------------------------------------------------------------------------------------



1. Based on information provided in Amendment No. 3 to a Schedule 13D, filed on February 16, 1999. Includes beneficially owned shares with respect to which four other individuals and entities share voting and dispositive power. Also includes 3,000,000 shares of common stock beneficially owned which may be acquired within 60 days upon the exercise of warrants.

                                 USE OF PROCEEDS


         The selling stockholders are selling the common stock. We will not receive any of the proceeds from their sale of the common stock or warrants, other than $9,000,000 exercise price of the warrants.

                              PLAN OF DISTRIBUTION


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest may from time to time offer shares of our common stock registered in this registration statement, depending on market conditions and other factors



          - in one or more transactions on Nasdaq or other securities exchanges on which our common stock is traded,

          -    in the over the counter market or otherwise,

          -    at market prices prevailing at the time of sale.

They may offer the shares at negotiated prices, or at fixed prices.



         The selling stockholders also may sell such shares through the sale and exercise of warrants. Common stock may be offered in any manner permitted by law, including:

          - sales to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

          - block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

          - purchases by a broker or dealer as principal who resells the shares for its account;

          - an exchange distribution in accordance with the rules of any such exchange;

          - ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

          - privately negotiated sales, which may include sales directly to institutions.


         Except in the case of privately negotiated sales, brokers and dealers will receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of our common stock. The selling stockholders and any broker or dealer that participates in the distribution of common stock may be deemed to be underwriters and any commissions they receive and any profit on the resale of our common stock positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event the selling stockholders engage an underwriter in connection with the sale of our common stock, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares of common stock being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.


         In addition, the selling stockholders may, from time to time, sell shares in transactions under Rule 144 under the Securities Act.

         Certain of the underwriters, brokers, dealers or agents and their associates may engage in transactions with and perform other services for Palomar in the ordinary course of their business.

                                     EXPERTS


         As indicated in their report, the audited consolidated financial statements incorporated by reference in this registration statement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, and are included here upon the authority of Arthur Andersen LLP as experts in accounting and auditing. Please refer to that report, which includes an explanatory paragraph regarding Palomar's ability to continue as a going concern.


                                  LEGAL MATTERS

         Our General Counsel has advised us with respect to the validity of the shares of common stock offered by this prospectus.


                      PRO FORMA FINANCIAL INFORMATION THAT
                  REPRESENTS PALOMAR FOLLOWING THE SALE OF STAR


         On December 7, 1998, we entered into an Agreement and Plan of Reorganization to sell all of the issued and outstanding shares of common stock of our majority-owned Star subsidiary to Coherent for $65,000,000 in cash. Assuming that certain options to purchase 625,507 shares of Star's common stock at exercise prices ranging from $2.50 to $19.00 per share are exercised, we will own 82.46% of Star. Under the terms of this transaction, we will receive gross proceeds of approximately $54,000,000. We anticipate that we will receive net proceeds of approximately $48,825,000. This amount reflects transaction costs of approximately $600,000, income taxes of approximately $2,500,000, costs associated with the repurchase of Coherent's EpiLaser inventory of $1,125,000 and an earnout bonus of $950,000 for the employees of Star based on the attainment of certain production milestones through the date of closing.


         The accompanying pro forma consolidated condensed balance sheet as of December 31, 1998 assumes that Coherent purchased Star on the last reported balance sheet date, December 31, 1998.



         The accompanying pro forma consolidated condensed Statements of Operations for the year ended December 31, 1998 assume the sale of Star took place on January 1, 1998, the beginning of Palomar's fiscal year ended December 31, 1998. The pro forma consolidated condensed statements of operations do not include the effect of the gain from our sale of Star to Coherent.


         The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the sale of Star occurred as assumed, or which may be reported in the future.


         The accompanying pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for Palomar and Star.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             As of December 31, 1998
                                   (Unaudited)


                                                  Historical                               Pro Forma
                                                 Consolidated       Star                Other Adjustments          Pro Forma
                                                 ------------     --------      ----------------------------     --------------
ASSETS                                                              (a)
CURRENT ASSETS:
  Cash and cash equivalents                    $   1,874,718  $    (310,088)(b) $  50,757,547    $        --      52,322,177
  Accounts receivable, net                         9,938,121     (9,339,566)             --               --         598,555
  Inventories, net                                 5,416,342     (3,072,843)             --               --       2,343,499
  Escrow amount due from Coherent, Inc.                 --            --(c)         3,254,908             --       3,254,908
  Other current assets                             1,056,388       (500,016)             --               --         556,372
                                               -------------  -------------     -------------    ------------- -------------
    Total current assets                          18,285,569    (13,222,513)       54,012,455             --      59,075,511
                                               -------------  -------------     -------------    ------------- -------------
PROPERTY AND EQUIPMENT, AT COST, NET               3,314,087       (933,050)             --               --       2,381,037
                                               =============  =============     =============    ============= =============
OTHER ASSETS:
  Cost in excess of net assets acquired, net       1,699,983       (816,537)             --               --         883,446
  Deferred financing costs                            58,923           --                --               --          58,923
  Other non-current assets                           167,352        (40,420)             --               --         126,932
    Total other assets                             1,926,258       (856,957)             --               --       1,069,301

                                               $  23,525,914  $ (15,012,520)    $  54,012,455    $        --   $  62,525,849
                                               =============  =============     =============    ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt            $   6,290,041  $  (4,000,000)    $        --      $        --   $   2,290,041
  Accounts payable                                 6,553,745     (5,244,694)             --               --       1,309,051
  Accrued expenses                                10,301,624     (3,080,371)            --(d)        2,500,000     9,721,253
  Current portion of deferred revenue              1,143,796           --                --               --       1,143,796
                                               -------------  -------------     -------------    ------------- -------------
    Total current liabilities                     24,289,206    (12,325,065)             --          2,500,000    14,464,141
                                               -------------  -------------     -------------    ------------- -------------
NET LIABILITIES OF DISCONTINUED OPERATIONS         1,680,171           --                --               --       1,680,171
                                               -------------  -------------     -------------    ------------- -------------
LONG-TERM DEBT, NET OF CURRENT PORTION             3,150,000           --                --               --       3,150,000
                                               -------------  -------------     -------------    ------------- -------------
DEFERRED REVENUE, NET OF CURRENT PORTION             870,000           --                --               --         870,000
                                               -------------  -------------     -------------    ------------- -------------
INTERCOMPANY PAYABLE                                    --      (12,885,893)            --(e)       12,885,893          --
                                               -------------  -------------     -------------    ------------- -------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value-                        69           --                --               --              69
  Common stock, $.01 par value-                      705,240     (2,488,800)            --(e)        2,488,800       705,240
  Additional paid-in capital                     160,733,433     (1,874,823)            --(e)        1,874,823   160,733,433
  Accumulated deficit                           (166,263,346)    14,562,061(e)     14,562,061(f)    48,825,000  (117,438,346)
  Less: Treasury stock- (345,000 shares
    at cost)                                      (1,638,859)          --                --               --      (1,638,859)
                                               -------------  -------------     -------------    ------------- -------------
    Total stockholders' equity (deficit)          (6,463,463)    10,198,438        14,562,061       53,188,623    42,361,537
                                               -------------  -------------     -------------    ------------- -------------
                                               $  23,525,914  $ (15,012,520)    $  14,562,061    $  68,574,516 $  62,525,849
                                               =============  =============     =============    ============= =============

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 1998
                                   (Unaudited)


                                                      Historical                       Pro Forma
                                                     Consolidated       Star        Other Adjustments    Pro Forma
                                                                         (g)
                                                    -------------   ------------    -----------------  -------------
REVENUES                                            $ 44,514,057    $(35,581,717)      $       --      $  8,932,340
COST OF REVENUES                                      23,050,834     (12,733,833)              --        10,317,001
                                                    ------------    ------------       ------------    ------------
         Gross margin                                 21,463,223     (22,847,884)              --        (1,384,661)
                                                    ------------    ------------       ------------    ------------
OPERATING EXPENSES
         Research and development                      7,029,348      (3,869,088)(h)      1,333,333       4,493,593
         Sales and marketing                          15,132,595     (13,872,735)(j)      1,333,333       2,593,193
         Restructuring and asset write-off              (131,310)                                          (131,310)
         General and administrative                    8,866,530      (5,748,432)(j)      4,000,000       7,118,098
                                                    ------------    ------------       ------------    ------------
                  Total operating expenses            30,897,163     (23,490,255)         6,666,666      14,073,574
                                                    ------------    ------------       ------------    ------------
                  Loss from operations                (9,433,940)        642,371         (6,666,666)    (15,458,235)
                                                    ------------    ------------       ------------    ------------
INTEREST EXPENSE, NET                                 (1,257,825)      1,030,065(i)        (225,535)       (453,295)
OTHER INCOME                                             724,522            --                 --           724,522
                                                    ------------    ------------       ------------    ------------
         NET LOSS FROM CONTINUING OPERATIONS        $ (9,967,243)   $  1,672,436       $ (6,892,201)   $(15,187,008)
                                                    ============    ============       ============    ============
BASIC AND DILUTED NET LOSS PER COMMON SHARE FROM:
                  Continuing Operations                  $ (0.18)                                           $ (0.26)
                                                    ============                                       ============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                         62,868,696                                         62,868,696
                                                    ============                                       ============

             NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1998 AND
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


NOTE (1) PRO FORMA BALANCE SHEET ADJUSTMENTS

The following pro forma adjustments are required to reflect the Company's sale of its majority owned subsidiary, Star, to Coherent as of December 31, 1998 (the balance sheet date). Such allocations may be revised to reflect the actual costs of this transaction as of the closing date.

(a) To eliminate Star's assets, liabilities and equity.


                           Other Pro Forma Adjustments                                                               Net Amount
                           ---------------------------                                                               ----------
(b)        To account for Palomar's net cash received from the sale
           of Star to Coherent.                                                                                      $50,757,547

(c)        To account for the amount due from Coherent for the escrow
           related to the sale of Star.                                                                               $3,254,908

(d)        To record income taxes due related to the sale of Star                                                     $2,500,000

(e)        To eliminate Palomar's intercompany balance due from Star
           and net investment basis of Star.                                                                          $2,687,455

(f)        To reflect the gain, net of related income taxes, on the
           sale of Star as follows:
           Net proceeds to be
             received by Palomar
             from Coherent                                                           $48,825,000
           Add: Net negative book
             value of Star                                                            10,198,438
           Add: dividends to                                                           2,687,455
             Palomar to cause the
             net book value of Star
             to be zero
           Less: Amounts due to
             Palomar from Star                                                       (12,885,893)                    $48,825,000
                                                                                    ------------

             NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1998 AND
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


NOTE (2) PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

The following pro forma adjustments are required to reflect the pro forma consolidated condensed statements of operations as a result of the Company's anticipated sale of its majority owned subsidiary, Star, to Coherent as of December 31, 1997. For purposes of the pro forma statement of operations, it is assumed that the sale of Star and resulting gain of approximately $48.8 million, occurred on December 31, 1997 so that the statement of operations would only include results from continuing operations.

(g)  To  eliminate  the  effects  of  Star's   operations  on  the  consolidated
     statements of operations for the year ended December 31, 1998.


                           Other Pro Forma Adjustments                                         December 31, 1998
                           ---------------------------                                         -----------------
(h)        Represents the elimination of research and development
           expense allocated to Star by Palomar.                                                   $1,333,333
                                                                                                   ==========
(i)        Total interest expense reduction for Palomar due to the
           sale of Star to Coherent.....................................                             $804,530

                    Less:  10% interest expense charged to Star by
                        Palomar based on the weighted average
                        outstanding intercompany balances and
                        reflected on the historical statements of
                        Star............................................                           (1,030,065)
                                                                                                  -----------

                    Net pro forma adjustment interest expense
                            increase....................................                            $(225,535))

(j)        To eliminate expenses allocated to Star by Palomar as follows:
                    General and Administrative                                                     $4,000,000
                    Selling and Marketing                                                          $1,333,333

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

         We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and our common stock. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.


         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC in accordance with
Section 13 of the Securities Exchange Act of 1934:

          -    Annual Report on Form 10-K for the year ended December 31, 1998;


          - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          -    Current Report on Form 8-K filed on June 3, 1998;

          - Description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 1992, including the amendment on Form 8 dated December 17, 1992; and


          - All documents filed by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering the common stock thereby is stopped, other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the SEC.


         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                       Palomar Medical Technologies, Inc.
                               45 Hartwell Avenue
                       Lexington, Massachusetts 02421-3102
                                  (781)676-7300
                          Attention: John J. Ingoldsby
                         (e-mail: jingoldsby@palmed.com)

         You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling stockholders, including fees and expenses of counsel for the Registrant, except for any commission or discounts due to any broker or dealer in connection with sales of shares offered by this prospectus.


                    Securities and Exchange Commission Filing Fee                                 $  767
                    Accounting Fees and Expenses                                                   3,000
                    Legal Fees and Expenses                                                        1,000
                    Blue Sky Filing Fees and Expenses                                                500
                    Printing and Mailing Costs                                                       100
                    Transfer Agent Fees                                                              500
                    Miscellaneous                                                                    500
                                                                                      -------------------
                                             Total Expenses                                       $6,367


                                                                                      ===================


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. Palomar's Certificate of Incorporation includes the following language:


          "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."


         Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him. Article IX of Palomar's Bylaws provides indemnification as follows:

INDEMNIFICATION

SECTION 1. ACTIONS, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an "executive officer" of the Corporation is the president, treasurer, a vice president given the title of executive vice president, or any officer designated as such pursuant to vote of the Board of Directors.

SECTION 2. ACTIONS. ETC. BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or
(iii) by the stockholders.

SECTION 4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. ADVANCES OF EXPENSES. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in
Section 1 or 2, as the case may be.

SECTION 6. RIGHT TO INDEMNIFICATION UPON APPLICATION: PROCEDURE UPON APPLICATION. Any indemnification or advance under Sections 1, 2, 4 or 5 of this Article shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board of Directors that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. OTHER RIGHT AND REMEDIES: CONTINUATION OF RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, Vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All right to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article.

SECTION 8. OTHER INDEMNITIES. The Board of Directors may, by general vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

SECTION 9. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 10. CONSTITUENT CORPORATIONS. For the purposes of this Article, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

SECTION 12. OTHER ENTERPRISES. FINES. AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article.


         In addition, Palomar maintains a directors' and officers' insurance policy that covers certain liabilities of directors and officers of Palomar, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

         The following are filed as part of this registration statement:

         EXHIBIT NO.       DESCRIPTION


              3.1* Second Restated Certificate of Incorporation of Palomar Medical Technologies, Inc. (included with Registration Statement on Form S-3 as initially filed on January 11, 1999).

              4.2* By-laws of Palomar Medical Technologies, Inc., as amended (incorporated by reference to Exhibit 3.5 to Palomar's Report on Form 10KSB/A-4 for the period ending December 31, 1996).

              4.3* Specimen certificate for the Common Stock (incorporated by reference to Exhibit No. 4.1 of Palomar's Annual Report on Form 10-KSB/A-4 for the fiscal year ending December 31, 1996).

              4.4* Form of Securities Purchase Agreement (included with Registration Statement on Form S-3 as initially filed on January 11, 1999).

              4.5* Form of warrant to purchase common stock (incorporated by reference to Exhibit 4(b) of Palomar's Form S-3 Registration Statement No. 333-57261).

              5* Opinion of General Counsel of Palomar regarding legality of shares registered hereunder (included with Registration Statement on Form S-3 as initially filed on January 11, 1999).

              23.1 Consent of Arthur Andersen LLP, independent public accountants.

              23.2*         Consent of General  Counsel of Palomar  (included in
                            Exhibit 5) (included with Registration Statement on Form S-3 as initially filed on January 11, 1999).



*        Previously filed.

ITEM 17. UNDERTAKINGS

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on April 1, , 1999.


                                              PALOMAR MEDICAL TECHNOLOGIES, INC.




                                              By: /S/ LOUIS P. VALENTE
                                                 ---------------------
                                                 Louis P. Valente,
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                                DATE

   /s/  Louis P. Valente             Chairman of the Board                             April 1, 1999
   ------------------------------    President and Chief Executive
   Louis P. Valente                  Officer (Chief Executive Officer)


   /s/  Joseph P. Caruso             Chief  Financial Officer and Treasurer            April 1, 1999
   ------------------------------   (Principal Financial and Accounting
   Joseph P. Caruso                  Officer)


   /s/  Nicholas P. Economou         Director                                          April 1, 1999
   ------------------------------
   Nicholas P. Economou

   /s/ A. Neil Pappalardo            Director                                          April 1, 1999
   ------------------------------
   A. Neil Pappalardo

   /s/ James G. Martin               Director                                          April 1, 1999
   ------------------------------
   James G. Martin